As filed with the Securities and Exchange Commission on May 7, 1997
                                                      Registration No. 333-09371
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                                ---------------

                          24 FRANK LLOYD WRIGHT DRIVE
                                  P.O. BOX 544
                         ANN ARBOR, MICHIGAN 48106-0544
                                 (800) 522-7832
         (Address and telephone number of principal executive offices)

                                ---------------

                                 W. ROSS MARTIN
                            CHIEF FINANCIAL OFFICER
                          24 FRANK LLOYD WRIGHT DRIVE
                                  P.O. BOX 544
                         ANN ARBOR, MICHIGAN 48106-0544
                                 (800) 522-7832
           (Name, address and telephone number of agent for service)

                                ---------------
                                   COPIES TO:
                              JOEL J. MORRIS, ESQ.
                            JEFFREY L. FORMAN, ESQ.
                          JAFFE, RAITT, HEUER & WEISS,
                            PROFESSIONAL CORPORATION
                        ONE WOODWARD AVENUE, SUITE 2400
                            DETROIT, MICHIGAN  48226
                                 (313) 961-8380

                       ---------------------------------
     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under The Securities Act of 1933, check the following box. [X]
                       ---------------------------------

                                SUPPLEMENT NO. 2
                               DATED MAY 1, 1997
                              TO THE PROSPECTUS OF
                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV
                            DATED DECEMBER 23, 1996

     This Supplement No. 2 is provided for the purpose of supplementing the prospectus of Captec Franchise Capital Partners L.P. IV, a Delaware limited partnership (the "Partnership"), dated December 23, 1996 (the "Prospectus"). This Supplement No. 2 expands upon, supplement, modifies and supersedes certain information contained in the Prospectus and consolidates and/or supersedes information in Supplement No. 1 dated April 1, 1997. This Supplement No. 2 must be read in conjunction with the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meanings accorded such terms in the Prospectus.

     As of April 30, 1997, the Partnership had raised $3,616,848 through the sale of 3,616.848 Units. The following material sets forth certain information regarding (i) the Partnership's purchase of a Property and Equipment Packages,
(ii) revisions to the Partnership Agreement in response to comments made by certain securities administrators in states in which the Partnership intends to sell Units, and (iii) events that happened after the date of the Prospectus.

                             PROPERTY ACQUISITIONS

Boston Market Restaurant (Rochester, Minnesota)

     On March 10, 1997 the Partnership acquired the land and 3,035 square foot building comprising a Boston Market restaurant located at 1201 S. Broadway, Rochester, Minnesota (the "Minnesota Property"). The Minnesota Property was constructed for its present use in November of 1995 and was fully operational at the time of the purchase. The Minnesota Property was purchased from, and leased back to Finest Foodservice L.L.C., a Delaware limited liability company ("Finest Foodservice"). Finest Foodservice operates casual dining restaurants under the primary trade name of Boston Market. The Partnership purchased the Minnesota Property for a purchase price of $964,000 which was negotiated by an affiliate of the Managing General Partner who considered factors such as the potential value of the site, the financial condition and business and operating history of Finest Foodservice, and demographic data for the area in which the Minnesota Property is located. The purchase price for the Minnesota Property is supported by an independent MAI appraisal. The Partnership purchased the Minnesota Property with cash from Offering proceeds. It is anticipated that the Minnesota Property will be leveraged as provided for in the Prospectus. However, the Partnership presently does not have a financing commitment.

     Finest Foodservice and the Partnership have entered into a lease (the "Finest Foodservice Lease"), which is an absolute net lease, whereby Finest Foodservice is responsible for all expenses related to the Minnesota Property, including real estate taxes, insurance, maintenance and repair costs. The Finest Foodservice Lease term expires on April 1, 2012 with five renewal options of five years each. Annual rental (the "Annual Rental") is payable according to the following schedule:


PERIOD                         ANNUAL RENTAL
Lease Years 1-5                $101,220
Lease Years 6-10               $111,342
Lease Years 11-15              $122,525
Lease Years 16-20              $134,777
Lease Years 21-25              $148,255
Lease Years 26-30              $163,081
Lease Years 31-40              Fair market value determined for each
                               subsequent five-year period at the beginning of
                               the 31st and 36th Lease Years

Beginning in the sixth lease year, and in addition to the Annual Rental provided above, Finest Foodservice will pay percentage rent on an annual basis equal to the difference between five percent of "gross sales" (as defined in the Finest Foodservice Lease) during such lease year less the Annual Rental payable for such lease year.

     Boston Chicken, Inc., a Delaware corporation (the "Option Holder"), has an option to purchase and first right of refusal to purchase the Minnesota Property. The Option Holder has the right to purchase the Minnesota Property on the same terms and conditions as set forth in the offer or the Option Holder may elect an alternate purchase price as follows: (a) during the first and second lease years, an alternate purchase price equal to the total Annual Rental payable for the lease year subsequent to the lease year in which the option is exercised divided by 9.462%; (b) during the third lease year, an alternate purchase price equal to the total Annual Rental for the third ease year divided by 9.978%; (c) during the fourth lease year, an alternative purchase price equal to the Annual Rental for the fourth lease year divided by 9.785%; and (d) during the fifth lease year, an alternative purchase price equal to the Annual Rental for the fifth lease divided by 9.580%.

     The Option Holder has the option to purchase the Minnesota Property at the following times and option prices:


PERIOD                          OPTION PRICE
Lease Years 6-8                 Annual Rent payable for the Lease Year
                                subsequent to the Lease Year in which the
                                option is exercised divided by ten percent
                                (10%)

Last ninety (90) days of the    Annual Rent payable for the 16th Lease Year
15th Lease Year                 divided by ten percent (10%)

Last ninety (90) days of        The lesser of (i) fair market value or (ii)
the 30th Lease Year             one hundred ten percent (110%) of the Annual
                                Rent payable for the 31st Lease Year divided
                                by ten percent (10%)

Last ninety (90) days of        The lesser of (i) fair market value or (ii) one
the 40th Lease Year             hundred ten percent (110%) of the Annual Rent
                                payable for the 40th Lease Year divided by ten
                                percent (10%)

     An Affiliate of the Managing General Partner analyzed demographic, geographic and market diversification data for the area in which the Minnesota Property is located and reviewed the appraisal of the Minnesota Property and the analysis regarding comparable properties contained therein. Based upon the foregoing, the General Partners believe that the amount of insurance carried by Finest Foodservice is adequate.

     The current annual rent per square foot for the Minnesota Property is $33.35 per square foot. The depreciable basis of the Minnesota Property for federal tax purposes if $614,000 and it will be depreciated using the straight line method over 39 years, a rate of $15,744 per year.

     An Affiliate of the Managing General Partner has received an Acquisition Fee from the Partnership in an amount equal to $38,560 and expects to receive an additional fee of $9,640 from the Partnership after leveraging the Property, as provided for in the Prospectus. As provided in the Partnership Agreement, these fees are being paid for services rendered in connection with the selection, evaluation and acquisition of the Minnesota Property. In addition, Finest Foodservice has paid to the same affiliate a closing fee equal to $4,820 as provided for in the Partnership Agreement. Finest Foodservice also paid all of the expenses incident to the closing of the transaction contemplated by this commitment including, without limitation, title insurance premiums, recording fees and expenses and transfer taxes.

     The Finest Foodservice Lease contains a substitution option that provides in the event that Finest Foodservice determines the Minnesota Property is inadequate or unprofitable or is rendered unsuitable by condemnation or casualty, Finest Foodservice, subject to the Partnership's approval, may substitute another property of equal or greater current value having a Boston Market restaurant located thereon. All obligations under the Finest

Foodservice Lease, including Annual Rental, percentage rent and taxes attributable to rent and the Minnesota property, are unconditionally guaranteed by Boston Chicken, Inc., a Delaware corporation.

     The Finest Foodservice Lease contains material default provisions that include, but are not limited to: (i) the vacating or abandonment of the Minnesota Property by Finest Foodservice; (ii) the failure by Finest Foodservice to make any payment due under the Finest Foodservice Lease; (iii) the failure by Finest Foodservice to observe or perform any of the covenants, conditions, or provisions of the Finest Foodservice Lease; and (iv) Finest Foodservice making any general arrangement or general assignment for the benefit of creditors. In the event of a material default by Finest Foodservice, the Finest Foodservice Lease contains remedy provisions which are summarized as follows: (i) the Partnership may terminate the Finest Foodservice Lease and take possession of the Minnesota Property, in which case the Partnership would be entitled to damages incurred by reason of the material default; (ii) the Partnership may permit Finest Foodservice to remain in possession of the Minnesota Property, in which case the Finest Foodservice Lease would continue to be in effect; or (iii) the Partnership may pursue any other legal remedy available.

Applebee's Neighborhood Grill & Bar Equipment Package (Midvale, Utah)

     On March 31, 1997, the Partnership acquired, effective as of February 20, 1997, restaurant equipment (the "Applebee's Equipment") to be used in the operation of an Applebee's Neighborhood Grill & Bar, located at 7045 South 1300 East, Midvale, Utah for $402,000.00. The Applebee's Equipment was acquired from Captec Financial Group, Inc. ("Captec"), an affiliate of the General Partners, which purchased the Applebee's Equipment from various vendors for a total cost of $402,000 and leased it to J.M.C. Limited Partnership, a Utah limited partnership, DBA Applebees ( "JMC"), by entering into a lease dated March 1, 1997 (the "JMC Lease") with JMC on the Partnership's standard form of equipment lease. JMC owns and operates the Applebee's Neighborhood Grill & Bar restaurant under a franchise agreement. The purchase was made in cash from Offering proceeds. It is anticipated that the Applebee's Equipment will subsequently be leveraged as provided for in the Prospectus. However, the Partnership presently does not have a financing commitment.

     On March 31, 1997, Captec assigned the JMC Lease to the Partnership, effective as of February 20, 1997. Under the terms of the JMC Lease, JMC is responsible for all expenses related to the Applebee's Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $82,056 payable in monthly installments of $6,838 on the 1st day of each month. The annual rent remains fixed for the entire JMC Lease term. The JMC Lease is guaranteed by the following: John B. Prince, an individual; and William Tell, Inc., a Utah corporation.

     At the end of the JMC Lease term, upon at least 90 days prior irrevocable notice to the Partnership, JMC may purchase all of the Equipment for the lesser of fair market value or Forty Thousand Two Hundred Dollars ($40,200). The General Partners believe that the amount of insurance carried by JMC is adequate.

     JMC paid the first and last month's rent of $13,676 and interim rent in the amount of $2,051 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $16,080, and expects to receive an additional fee of $4,020 from the Partnership after leveraging the Applebee's Equipment, as provided for in the Partnership Agreement. In addition, JMC paid a commitment fee equal to $4,020 to the same affiliate as provided for in the Partnership Agreement.

Black-Eyed Pea Equipment Lease (Plano, Texas)

     On April 3, 1997, the Partnership acquired restaurant equipment (the "Black-Eyed Pea Equipment") to be used in the operation of a Black-Eyed Pea restaurant located at 1905 Preston Road, Plano, Texas for $350,000. The Black-Eyed Pea Equipment was acquired from DenAmerica Corp., which purchased the Black-Eyed Pea Equipment from various vendors for a total cost of $350,000. The Partnership leased the Black-Eyed Pea Equipment to DenAmerica Corporation, a Georgia corporation d/b/a Black-Eyed Pea ("DenAmerica"), by entering into a lease dated as of April 15, 1997 (the "DenAmerica Lease") with DenAmerica on the Partnership's standard form of equipment lease. DenAmerica operates and franchises restaurants under the primary trade names of Denny's and

Black-Eyed Pea. The purchase was made in cash from Offering proceeds. It is anticipated that the Black-Eyed Pea Equipment will subsequently be leveraged as provided for in the Prospectus. However, the Partnership presently does not have a financing commitment.

     Under the terms of the DenAmerica Lease, DenAmerica is responsible for all expenses related to the Black-Eyed Pea Equipment including taxes, insurance, maintenance and repair costs. The lease term is 84 months and the minimum annual rent is $70,392 payable in monthly installments of $5,866 on the 15th day of each month. The annual rent remains fixed for the entire DenAmerica Lease term.

     At the end of the DenAmerica Lease term, upon at least 90 days prior irrevocable notice to the Partnership, DenAmerica may purchase all of the Black-Eyed Equipment for its fair market value at the date of the exercise of the option. The General Partners believe that the amount of insurance carried by DenAmerica is adequate.

     The Partnership consented to a sublease between DenAmerica and Texas BEP., LP., a Texas limited partnership, on the same terms and conditions as the DenAmerica Lease. DenAmerica remains the obligor under the DenAmerica Lease.

     DenAmerica paid the first and last month's rent of $11,732 and interim rent in the amount of $2,346 to the Partnership. An affiliate of the Managing General Partner received an Acquisition Fee from the Partnership in an amount equal to $14,000 and expects to receive an additional fee of $3,500 from the Partnership after leveraging the Black-Eyed Pea Equipment, as provided for in the Partnership Agreement. In addition, DenAmerica paid a commitment fee equal to $3,500 to the same affiliate as provided for in the Partnership Agreement.

                                  RISK FACTORS

     The following paragraph is added to the end of the section of the Prospectus entitled "Risk Factors - Litigation against General Partner and Possible Adverse Effect on Net Worth":

           On January 31, 1997, the Court's decision was reversed on appeal by the Michigan Court of Appeals and the case will either be dismissed or subject to further proceedings if the plaintiffs appeal the Court of Appeals decision.

                                PRIOR OFFERINGS

     The following text has been added to the first paragraph of this Section of the Prospectus:

      On January 29, 1997, effective as of January 1, 1997, Captec L.P. II sold all of its equipment packages and real estate properties to an Affiliate of the Managing General Partner for $2,760,000 in a transaction that was consented to by a majority in interest of the limited partners. Simultaneously with such sale, Captec L.P. II paid all of its expenses and distributed its remaining $2,000,569 to its limited partners.

                              PLAN OF DISTRIBUTION

     The subsections of this section of the Prospectus titled "General", "Compensation", and "Indemnification" are amended, effective as of the date of this Prospectus Supplement, to read in their entirety as follows:

GENERAL

     The Offering is being made on a "best efforts, part or none" basis through broker-dealers who are members of the National Association of Securities Dealers, Inc. (the "Participating Dealers") and Captec Securities Corporation, which will act as Dealer-Manager. The individual General Partner and the corporate General Partner are each an Affiliate of the Dealer-Manager. The Offering is conditioned upon sale of the Minimum Number of Units prior to the close of business one year after the effective date of this Prospectus (the "Termination Date"). Since the Minimum

Number of Units was sold on March 5, 1997, prior to the Termination Date, the General Partners may extend the Offering to a date not later than the earlier to occur: (i) sale of all Units offered hereby; or (ii) two years after the effective date of this Prospectus (the "Extended Termination Date"). After the Minimum Number of Units was sold, the Partnership has and will schedule interim closings at which subscribers will be admitted as Limited Partners on at least a monthly basis.

     The Offering is made pursuant to agreements among the General Partners, the Partnership, the Dealer-Manager and the Participating Dealers pursuant to which the Participating Dealers are acting as agents of the Partnership for the purpose of offering and selling Units. The Units are being offered on a "best efforts, part or none" basis, which means that Participating Dealers are not obligated to purchase any Units but are required only to use their best efforts to sell Units to investors.

COMPENSATION

     Subject to the provisions for reduced selling commissions, the Partnership will pay selling commissions equal to 8.0% of Gross Proceeds to the
Dealer-Manager for Units sold by it.   The Dealer-Manager may reallow fees of
up to 8% to the Participating Dealers with respect to Units sold by them. The General Partners also paid an additional selling commission equal to 1% of Gross Proceeds to Participating Dealers from Units sold until the Minimum Number of Units was sold. The Dealer-Manager may also receive up to 0.5% of Gross Proceeds as reimbursement for bona fide due diligence expenses. The Dealer-Manager may reallow to any Participating Dealer or its registered representatives all or any portion of this fee based upon the bona fide due diligence expenses incurred. The General Partners will receive a Non-Accountable Expense Allowance in an amount equal to 2% of Gross Proceeds to cover certain expenses relating to the offer and sale of Units (including the additional 1% selling commission payable until the Minimum Number of Units is sold). In no event will sales commissions, the Non-Accountable Expense Allowance, Organization and Offering Expenses, wholesaling salaries and expenses and expenses of sales seminars, exceed in the aggregate, 13% of Gross Proceeds.

     The General Partners, their Affiliates and Participating Dealers may purchase up to 10% of the Units, net of any selling commissions but otherwise on the same terms as purchasers who are not Affiliates. Purchase of Units by the General Partners and their Affiliates will not be counted for purposes of reaching the Minimum Number of Units. Any purchases by the General Partners will be for investment purposes only and not with a view toward resale. Investors will not have a right to withdraw and receive a return of their contributions. Neither the General Partners nor any of their Affiliates will directly or indirectly pay or award any compensation to a third party engaged as an investment adviser as inducement to advise favorably toward investment in the Partnership. In addition, the selling commissions to the Dealer-Manager and Participating Dealers will be reduced on sales of 501 or more Units in accordance with the following Schedule:



Dollar Amount Purchased  Investor's Purchase   Selling Commission Per Unit
-----------------------         Price          ------------------------------
                               Per Unit           Percent      Dollar Amount
                         --------------------  --------------  --------------
$1,000 - $500,000              $1,000               8.0%          $80.00
$501,000 - $750,000              $980               6.0%          $60.00
$751,000 - $1,000,000            $970               5.0%          $50.00
$1,001,000 - $1,500,000          $960               4.0%          $40.00
$1,501,000 - $2,000,000          $950               3.0%          $30.00
$2,001,000 and above             $940               2.0%          $20.00

     The purchaser of such Units will be credited with such reduced commission and the net proceeds to the Partnership will not be affected by the discount. Subscriptions may be combined for purposes of determining the volume discounts applicable to subscriptions from a purchaser.

INDEMNIFICATION

     The Partnership, General Partners, and Dealer-Manager have agreed to indemnify the Participating Dealers and the Participating Dealers have agreed to indemnify the General Partners, Dealer-Manager, and the Partnership against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). In the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Act is against public policy and therefore unenforceable. The Participating Dealers may be deemed to be underwriters as that term is defined in the Act.

                     AMENDMENT TO THE AGREEMENT OF LIMITED
                        PARTNERSHIP OF CAPTEC FRANCHISE
                              CAPITAL PARTNERS IV

     Sections 12, 14, and 15 of the Partnership's Agreement of Limited Partnership included as Exhibit B to the Prospectus (the "Partnership Agreement"), have been corrected and amended, consistent with the disclosures in the Prospectus as set forth below:

12.  TRANSFERABILITY OF UNITS

Section 12.1.4 of the Partnership Agreement has been amended so as to read in its entirety as follows:

           12.1.4 if the Managing General Partner determines in its sole discretion that such assignment would prevent the Partnership from being able to satisfy either the 2% or 5% "safe harbors" contained in Service Advance Notice 88-75 or in corresponding regulations or the Partnership has received an opinion of counsel or a favorable service ruling that such transfer would result in the Partnership being classified as a "publicly-traded partnership" for federal income tax purposes.

14. RIGHTS, AUTHORITY, POWERS, RESPONSIBILITIES AND DUTIES OF THE MANAGING GENERAL PARTNER

     The first sentence of Section 14.4.5 has been amended so as to permit the Partnership to only enter into co-tenancy arrangements, joint ventures or general partnerships with non-affiliates that own one or more Assets, and
Section 14.4.5 now reads in its entirety as follows:

      cause the Partnership to invest in any Asset with unaffiliated parties that own one or more Assets through co-tenancy arrangements, joint ventures or general partnerships except on substantially the same terms and conditions (although not necessarily the same percentage interest) as such unaffiliated parties; provided, however, that no such investment shall be entered into by the Partnership (i) if it involves the payment of duplicative property management or other fees which would have the effect of circumventing any of the restrictions on and prohibited transactions involving conflicts of interest contained in this Partnership Agreement, and (ii) unless the Partnership acquires a controlling interest in such joint venture or partnership.

15.  RIGHTS AND POWERS OF THE LIMITED PARTNERS

     The last sentence of Section 15.3 has been deleted so as to remove the General Partners' right to vote the Units of those Limited Partners that do not submit a vote within a certain time period, and Section 15.3 reads in its entirety as follows:

     15.3 Consent Without a Meeting. The Managing General Partner may and, upon receipt of a request in writing signed by ten percent (10%) or more in interest of the Limited Partners, the Managing General Partner shall, submit any matter upon which the Limited Partners are entitled to act, to the Limited Partners for a vote by written consent without a meeting.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable in connection with the issuance and distribution of Units assuming 30,000 Units are sold.


Securities and Exchange Commission, registration fee     $10,345
NASD filing fee.....................................       3,500
Printing and Mailing................................      50,000
Accountants (fees and expenses).....................       6,155
Blue Sky fees and expenses (including legal fees)...      60,000
Legal fees and expenses.............................      65,000
Sales Activities and Seminars.......................     805,000
Due Diligence.......................................     500,000
                                                      ----------
Total...............................................  $1,500,000
                                                      ==========

ITEM 32. RECENT SALE OF UNREGISTERED SECURITIES.

     The Partnership has sold .1 Units for $100 to Patrick L. Beach in order that Mr. Beach may become the initial Limited Partner and permit the filing of a Certificate of Limited Partnership. This sale was made pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as a transaction not involving any public offering.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Partnership Agreement, neither the General Partners nor any affiliate of the General Partners will be liable, responsible, accountable in damages or otherwise to the Partnership or to any Limited Partners for any action taken or failure to act on behalf of the Partnership within the authority granted to them by the Partnership Agreement provided that the General Partners or such Person believed in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership and such liability or loss was not the result of negligence or misconduct by such Person. The Partnership will indemnify the General Partners and their Affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them on behalf of the Partnership within the scope of the authority conferred on them by the Partnership Agreement or by law or in furtherance of the Partnership's interests, provided that the same were not the result of negligence or misconduct on the part of the General Partners or their Affiliates and the General Partners have determined in good faith that the conduct was in the best interest of the Partnership.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

     (b) Financial Statement Schedule

         Report of Independent Accountants

         Schedule XI -- Real Estate and Accumulated Depreciation

     (c) Exhibits - See Exhibit Index following signature page

ITEM 36.UNDERTAKINGS.

     The Registrant hereby undertakes as follows:

     (a) to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement will disclose all compensation and fees received by the General Partners or their affiliates in connection with any such acquisition. Audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period will only be filed with the post-effective amendment;

     (b) to submit all sales literature to the staff of the Commission as supplemental literature prior to its use;

     (c) (i) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the Registration Statement; (ii) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof; (iii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and (iv) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering;

     (d) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-K, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has expired;

     (e) to provide to the Limited Partners the financial statements required by Form 10-K for the first full fiscal year of operations of the Partnership;

     (f) to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partners or their Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the General Partners or their Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

     (g) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by section
                 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events
                 arising after the effective of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     (h) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof;

     (i) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (j) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed a part of this Registration Statement as of the time it was declared effective; and

     (k) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     (l) insofar as indemnification for liabilities arising under the Act may be permitted to the General Partners and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a General Partner or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such General Partners and the controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-11 and authorized this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of Ann Arbor, State of Michigan, on May 6, 1997.

                                CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV



                                By: Captec Franchise Capital Corporation IV, General Partner


                                        By:   /s/ Patrick L. Beach
                                           -------------------------------------
                                           Patrick L. Beach
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                        By:  /s/ Patrick L. Beach
                                           -------------------------------------
                                           Patrick L. Beach, General Partner




     In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement was signed by the following persons in the capacities and on the dates indicated:

CAPTEC FRANCHISE CAPITAL PARTNERS L.P. IV

By: Captec Franchise Capital Corporation IV, General Partner


/s/ Patrick L. Beach    Chairman of the                    May 6, 1997
--------------------    Board, President
Patrick L. Beach        and Chief Executive
                        Officer

/s/ W. Ross Martin      Director, Senior                   May 6, 1997
--------------------    Vice President,
W. Ross Martin          Treasurer,
                        Secretary, and
                        Chief Financial
                        Officer (principal
                        financial officer
                        and principal
                        accounting officer)

                              INDEX TO EXHIBITS



Exhibit No.                     Description
-----------                     -----------
1.1**        Proposed Form of Participating Dealer Agreement

1.2*         Proposed Form of Amended and Restated
             Participating Dealer Agreement

1.3*         Dealer-Manager Agreement

3.1**        Agreement of Limited Partnership of the
             Partnership (included in prospectus)

3.2**        Articles of Incorporation of Captec Franchise
             Capital Corporation IV (the General Partner)

3.3**        Bylaws of Captec Franchise Capital Corporation IV

3.4**        Certificate of Limited Partnership

3.5**        Certificate of Limited Partnership Interest

3.6*         First Amendment to Agreement of Limited
             Partnership of the Partnership

5.1**        Opinion letter of Jaffe, Raitt, Heuer & Weiss,
             Professional Corporation, regarding the validity of the securities being registered

8.1**        Opinion Letter of Jaffe, Raitt, Heuer & Weiss,
             Professional Corporation, regarding tax matters

10.1**       Proposed Form of Escrow Agreement

23.1**       Consent of Jaffe, Raitt, Heuer & Weiss, P.C.
             (included in Exhibits 5.1 and 8.1)

23.2**       Consent of Coopers & Lybrand, L.L.P.

24.1**       Power of Attorney (included on signature page)

99.1**       Table VI  Acquisitions of Properties by Programs

     *Filed herewith.
     **Previously filed.